UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 15, 2006 (March 9, 2006)

Hexcel Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-8472	94-1109521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut

06901-3238

(Address of principal executive offices and Zip Code)

(203) 969-0666

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On March 9, 2006, Hexcel entered into an underwriting agreement with Goldman, Sachs & Co. and Credit Suisse Securities (USA) LLC, as representatives of a group of underwriters (the “Underwriters”). The underwriting agreement provided for the sale by certain investors affiliated with the Goldman Sachs Group, Inc. (the “Goldman Sachs investors”) and by certain investors affiliated with Berkshire Partners LLC and Greenbriar Equity Group LLC (the “Berkshire/Greenbriar investors”) of an aggregate of 21,433,306 shares of Hexcel common stock (plus, at the option of the underwriters, an additional 2,143,331 shares). In the underwriting agreement, among other things, Hexcel made customary representations and warranties to the Underwriters, indemnified the Underwriters for damages suffered as a result of any materially misleading information contained in the prospectus relating to the offering (except for information supplied by the Underwriters), and agreed to pay certain fees and expenses relating to the offering. The underwriting agreement is filed as exhibit 1 to this report and is incorporated by reference herein in its entirety.

Section 5—Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of today, March 15, 2006, Sanjeev K. Mehra and Peter M. Sacerdote resigned from Hexcel’s Board of Directors. Under the terms of the governance agreement between the Goldman Sachs investors and Hexcel, the directors designated by the Goldman Sachs investors were required to resign from the board of directors in connection with the sale of shares by the Goldman Sachs investors that closed today. The board of directors has commenced a process to identify qualified candidates to fill these vacancies.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of today, March 15, 2006, Hexcel amended and restated its bylaws, primarily to eliminate various provisions relating to the board representation rights and other rights of the Goldman Sachs investors and Berkshire/Greenbriar investors that terminated in connection with the sale of shares by these investors that closed today. Hexcel’s amended and restated bylaws are filed as exhibit 3 to this report and are incorporated by reference herein in their entirety.

Section 8—Other Events

Item 8.01. Other Events.

On March 9, 2006, the offering price for the secondary offering of 21,433,306 shares of Hexcel’s common stock by the Goldman Sachs investors and Berkshire/Greenbriar investors was set at $20.00 per share. A copy of the press release announcing the pricing is filed as Exhibit 99.1 and is incorporated herein by reference.

On March 15, 2006, the secondary offering of 21,433,306 shares of Hexcel’s common stock by the Goldman Sachs investors and Berkshire/Greenbriar investors closed. A copy of the press release announcing the closing is filed as Exhibit 99.2 and is incorporated herein by reference.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits

1

Underwriting Agreement, dated as of March 9, 2005, between Hexcel Corporation and Goldman, Sachs & Co. and Credit Suisse Securities (USA) LLC as representatives of the several underwriters named on schedule I thereto.

3	Amended and Restated Bylaws of Hexcel Corporation.

99.1	Press Release dated March 10, 2006.

99.2	Press Release dated March 15, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXCEL CORPORATION

/s/ Ira J. Krakower
Name: Ira J. Krakower
Title: Senior Vice President

March 15, 2006

EXHIBIT INDEX

Exhibit No.	Description

1

Underwriting Agreement, dated as of March 9, 2006, between Hexcel Corporation and Goldman, Sachs & Co. and Credit Suisse Securities (USA) LLC as representatives of the several underwriters named on schedule I thereto.

3	Amended and Restated Bylaws of Hexcel Corporation.

99.1	Press Release dated March 10, 2006.

99.2	Press Release dated March 15, 2006.